UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

EMBARR DOWNS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-55044 (Commission File No.)	46-3403755 (IRS Employer Identification No.)

205 Ave Del Mar #984 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Event.

(1)	The Company is currently reviewing the entries at Santa Anita and Golden Gate and expects to claim a horse this weekend.

(2)
We have received questions on the expected payment date for the dividend.  The Company is currently waiting for information from FINRA and DTC to be forward to our transfer agent.  This information contains the number of shares held in DTC and the dividend amount to be paid to DTC.  Once this information has been received, the Company will send out the dividend payments.

(3)
As previously announced Joseph Wade, Chief Executive Officer of Embarr Downs, Inc., intends to purchase shares using personal funds, up to $20,000, of the Company's stock in open market transactions from the date of this announcement through June 30, 2014, subject to the restrictions of and consistent with the Company's securities trading policy.  Under this plan, Mr. Wade can only purchase $2,500 worth of stock on the 10th trading day of each month for January, February, March and April and $5,000 worth of stock on the 10th trading day of each month of May and June. Mr. Wade may purchase up to $20,000 of the Company's common stock, subject to these and other certain conditions. There can be no assurance that any shares will be purchased either through plan or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2014	Embarr Downs, Inc By: /s/ Joseph Wade Name: Joseph Wade Title: CEO